MEMC Electronic Materials, Inc. 501 Pearl Drive (City of O’Fallon) Post Office Box 8 St. Peters, Missouri 63376 USA Phone: 636-474-5000	For Immediate Release MEMC REPORTS 2010 SECOND QUARTER RESULTS
Fax: 636-474-5158
www.memc.com
Highlights:

• Revenue grew to $448.3 million, up 58.5% year-over-year including SunEdison
• Gross margin expanded by 482 basis points year-over-year to 17.2%
• Acquired CCZ solar ingot technology leader Solaicx

St. Peters, MO, July 29, 2010 – MEMC Electronic Materials, Inc. (NYSE: WFR) today announced its financial results for the second quarter ending June 30, 2010.

Net sales for the quarter were $448.3 million, up 2.4% from $437.7 million in the 2010 first quarter and up 58.5% from $282.9 million in the second quarter of 2009.  Second quarter 2010 results include $30.7 million from the SunEdison business that was acquired in November 2009.

Gross profit in the quarter was $76.9 million or 17.2% of net sales, an increase of 29.7% from $59.3 million in the 2010 first quarter and 120.3% from $34.9 million in the 2009 second quarter.

The company reported an operating profit of $3.3 million for the quarter, compared to an operating loss of $15.3 million in the 2010 first quarter and an operating loss of $23.1 million in the 2009 second quarter. Results in the 2010 second quarter included an insurance recovery of $11.9 million related to lost profits resulting from the 2008 Hurricane Ike disruption at our Pasadena, Texas facility.

MEMC’s net income for the 2010 second quarter was $13.8 million, or $0.06 per share, compared to a net loss of $9.6 million, or $0.04 per share, in the 2010 first quarter and a net income of $1.4 million, or $0.01 per share, in the 2009 second quarter. Results in the 2010 second quarter include a non-cash benefit of $15.5 million, or $0.07 per share, resulting from the closure of the 2006 and 2007 IRS audits, and a non-cash $6.8 million loss, or $0.03 per share, associated with the valuation adjustment of the Suntech warrants.

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“Our second quarter results extend a pattern of steady improvement,” said MEMC Chief Executive Officer Ahmad Chatila.  “We are experiencing stronger market demand, reacting to solar supply chain challenges, reducing our cost structure, and ramping the SunEdison business.   We are simultaneously making prudent investments in our selling capabilities, capacity expansion, technological differentiation, and in acquisitions which are all meant to catalyze future period growth.”  Mr. Chatila continued, “I am confident that we are making the right decisions, implementing the right processes and adding the right resources to make us successful.”

Segment Operating Results

Semiconductor Materials Operating Results
Semiconductor Materials sales for the 2010 second quarter were $249.6 million, an increase of 13.8% from first quarter 2010 net sales of $219.3 million and an increase of 71.4% from second quarter 2009 net sales of $145.6 million.  The sequential increase in sales was the result of modest volume growth in wafer shipments and higher prices. The year-over-year increase is attributable to significant volume growth in wafer shipments and higher prices.

Segment operating results swung to a profit of $24.3 million from a loss of $7.9 million in the 2010 first quarter and a loss of $47.2 million in the 2009 second quarter.  Both the sequential and year-over-year increases were a result of higher volume, better pricing, better fixed cost absorption and productivity improvements, and the benefit of the previously mentioned insurance recovery.

Solar Materials Operating Results
Solar Materials sales for the 2010 second quarter were $168.0 million, an increase of 6.5% from first quarter 2010 net sales of $157.7 million and an increase of 22.4% from second quarter 2009 net sales of $137.3 million.  The sequential increase was the result of higher pricing on relatively flat volumes. The year-over-year increase was primarily driven by significantly higher wafer volumes, partially offset by a decline in pricing.

Segment operating profit was $19.1 million in the second quarter of 2010, compared to $12.2 million in the first quarter of 2010 and $53.2 million in the second quarter of 2009. The sequential increase was attributable to higher wafer pricing and the benefit of the previously mentioned insurance recovery, partially offset by higher external wafer tolling cost. The year-over-year decrease in segment operating profit was the result of lower wafer pricing and higher external wafer tolling cost.

During the quarter, we announced the acquisition of Solaicx, a CCZ solar ingot technology leader.  This acquisition closed on July 1, and will be consolidated as part of the Solar Materials segment.

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Solar Energy (SunEdison) Operating Results
SunEdison sales for the second quarter were $30.7 million and operating loss was $4.4 million, compared to sales of $60.7 million and operating profit of $6.8 million in the first quarter of 2010. The sequential decrease in sales was a result of lower direct sales in the second quarter.  A year-over-year comparison is not meaningful, because SunEdison was acquired on November 20, 2009, and historical SunEdison results are not reflected in our consolidated financial results.

During the second quarter of 2010 SunEdison interconnected 3.8 megawatts.  As of the end of the quarter, SunEdison had 111.5 megawatts of projects under construction that are expected to be completed during the second half of 2010.

Corporate/Other
Corporate/other cost was $35.7 million in the 2010 second quarter, compared to $26.4 million in the first quarter of 2010 and $29.1 million in the second quarter of 2009.  Both the sequential and year-over-year increases were driven largely by the timing of non-cash stock vesting, as well as expenses related to the Solaicx acquisition.

Capital Position
During the 2010 second quarter, the company generated operating cash flows of $118.8 million, compared to operating cash consumed of $110.1 million in the first quarter of 2010 and operating cash generated of $16.4 million in the second quarter of 2009. Both the sequential and year-over-year increase in operating cash generated were driven by better operating profitability and improved working capital.

Capital expenditures were $94.9 million in the quarter, driven by investments in polysilicon capacity and internal wafering capabilities. In addition, construction spending for SunEdison was $66.8 million in the quarter for the construction of solar projects currently classified as owned projects and carried as fixed assets.

Free cash flow consumed was $21.3 million.  See the Non-GAAP reconciliation table included with the financial statement tables at the end of this press release.

MEMC ended the second quarter with cash and investment balances of $828.8 million, including $653.0 million in cash and cash equivalents, $54.2 million in restricted cash, and $121.6 million in short and long term investments.  In addition, SunEdison’s non-recourse project debt and capital leases to support solar energy systems were $431.6 million.

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Outlook
After considering first half results, the company expects:
•	to exceed previous guidance for 2010 revenue of $1.75 billion to $1.85 billion.
•	to generate EPS below the previously guided range of $0.70 to $0.80.
•	to achieve previous guidance for positive free cash flow in 2010, based on current expectations of the timing of SunEdison projects.

Conference Call
MEMC will host a conference call today, July 29 at 5:30 p.m. ET to discuss the company’s second quarter results and related business matters. A live webcast will be available on the company’s web site at www.memc.com.

A replay of the conference call will be available from 7:30 p.m. ET on July 29 until 11:59 p.m. ET on August 5.  To access the replay, please dial (320) 365-3844 at any time during that period, using passcode 165241. A replay will also be available until 11:59 p.m. ET on August 5 on the company’s web site at www.memc.com.

About MEMC
MEMC is a global leader in the manufacture and sale of wafers and related intermediate products to the semiconductor and solar industries.  Through its SunEdison subsidiary, MEMC is also a developer of solar power projects and North America's largest solar energy services provider.

MEMC has been a pioneer in the design and development of silicon wafer technologies for 50 years.  With R&D and manufacturing facilities in the U.S., Europe and Asia, MEMC enables the next generation of high performance semiconductor devices and solar cells.

MEMC’s common stock is listed on the New York Stock Exchange under the symbol “WFR” and is included in the S&P 500 Index.  For more information about MEMC, please visit www.memc.com.

Contacts:
Media:
Bill Michalek
Director, Corporate Communications
MEMC Electronic Materials, Inc.
(636) 474-5443

Investors/Analysts:
Kurt Bruenning
Treasurer/Investor Relations
MEMC Electronic Materials, Inc.
(636) 474-5925

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Forward-Looking Statements
Certain matters discussed in this press release are forward-looking statements, including that the company expects 111.5 megawatts of projects under construction to be completed during the second half of 2010; that after considering first half results, the company expects to exceed previously provided guidance for 2010 revenue of $1.75 billion to $1.85 billion; that the company expects to generate EPS below the previously guided range of $0.70 to $0.80 per share; and that the company expects to achieve previous guidance for positive free cash flow in 2010, based on current expectations of the timing of SunEdison projects. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include concentrated project development risks related to large scale solar projects; market demand for our products and services; changes in the pricing environment for silicon wafers and polysilicon, as well as solar power systems; changes to accounting interpretations or accounting rules; the availability and size of government and economic incentives to adopt solar power, including tax policy and credits and renewable portfolio standards; the availability of attractive project finance and other capital for SunEdison projects; existing or new regulations and policies governing the electric utility industry; dependence on single and limited source suppliers; utilization of our manufacturing volume and capacity; the terms of any potential future amendments to our long-term agreements with our solar wafer customers; general economic conditions, including the ability of our customers to pay their debts as they become due; our ability to realize the benefits of announced closing and restructurings; our ability to maintain future growth; failure of third-party subcontractors to construct and install our solar energy systems; customer acceptance of our new products; the impact of competitive products and technologies; inventory levels of our customers; supply chain difficulties or problems; interruption of production; outcome of pending and future litigation matters; good working order of our manufacturing facilities; our ability to reduce manufacturing and operating costs; assumptions underlying management's financial estimates; delays in capacity expansion and the restructuring of our manufacturing operations across different plants; actions by competitors, customers and suppliers; changes in the retail industry; changes in federal or state laws governing utilities; damage to our brand; the integration of the SunEdison acquisition, the Solaicx acquisition and future acquisitions; changes in product specifications and manufacturing processes; changes in financial market conditions; changes in foreign economic and political conditions; changes in the composition of worldwide taxable income; changes in technology; the impact of competitive products and technologies; changes in interest and currency exchange rates and other risks described in the company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the company’s judgment as of the date of this press release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

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MEMC ELECTRONIC MATERIALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In millions, except per share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009

Net sales	$448.3	$437.7	$282.9	$886.0	$496.9
Cost of goods sold	371.4	378.4	248.0	749.8	442.3
Gross profit	76.9	59.3	34.9	136.2	54.6

Operating expenses:
Marketing and administration	72.6	62.2	42.5	134.8	72.3
Research and development	11.5	11.1	9.9	22.6	19.5
Restructuring costs	1.4	1.3	5.6	2.7	12.3
Insurance recovery	(11.9)	-	-	(11.9)	-
Operating income (loss)	3.3	(15.3)	(23.1)	(12.0)	(49.5)

Non-operating (income) expense:
Interest expense	6.0	12.1	0.2	18.1	0.5
Interest income	(1.8)	(2.3)	(5.8)	(4.1)	(17.5)
Decline (increase) in fair value of warrant	6.8	5.3	(10.1)	12.1	(10.0)
Other, net	(7.0)	0.6	(0.6)	(6.4)	2.0
Total non-operating (income) expense	4.0	15.7	(16.3)	19.7	(25.0)
Loss before income tax benefit and equity in earnings of joint venture	(0.7)	(31.0)	(6.8)	(31.7)	(24.5)
Income tax benefit	(16.1)	(14.6)	(9.7)	(30.7)	(28.6)
Income (loss) before equity in earnings of joint venture	15.4	(16.4)	2.9	(1.0)	4.1
Equity in earnings of joint venture, net of tax	-	7.3	(3.3)	7.3	(3.3)
Net income (loss)	15.4	(9.1)	(0.4)	6.3	0.8
Net (income) loss attributable to noncontrolling interests	(1.6)	(0.5)	1.8	(2.1)	2.6
Net income (loss) attributable to MEMC stockholders	$13.8	$(9.6)	$1.4	$4.2	$3.4

Basic income (loss) per share	$0.06	$(0.04)	$0.01	$0.02	$0.02
Diluted income (loss) per share	$0.06	$(0.04)	$0.01	$0.02	$0.02

Weighted-average shares used in computing basic income (loss) per share	226.8	226.8	223.5	226.8	223.5
Weighted-average shares used in computing diluted income (loss) per share	228.0	226.8	224.0	227.9	224.1

RESULTS BY REPORTABLE SEGMENT
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009
Net sales:
Semiconductor Materials	$249.6	$219.3	$145.6	$468.9	$204.3
Solar Materials	168.0	157.7	137.3	325.7	292.6
Solar Energy	30.7	60.7	-	91.4	-
Consolidated net sales	$448.3	$437.7	$282.9	$886.0	$496.9

Operating income (loss):
Semiconductor Materials	$24.3	$(7.9)	$(47.2)	$16.4	$(120.6)
Solar Materials	19.1	12.2	53.2	31.3	121.0
Solar Energy	(4.4)	6.8	-	2.4	-
Corporate and other	(35.7)	(26.4)	(29.1)	(62.1)	(49.9)
Consolidated operating income (loss)	$3.3	$(15.3)	$(23.1)	$(12.0)	$(49.5)

MEMC ELECTRONIC MATERIALS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; In millions)
	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$653.0	$632.7
Restricted cash	32.7	37.4
Short-term investments	50.9	85.9
Accounts receivable, net	276.7	173.3
Inventories	207.5	160.8
Income taxes receivable	18.3	72.5
Prepaid and other current assets	130.7	87.0
Total current assets	1,369.8	1,249.6
Investments	70.7	297.6
Property, plant and equipment, net	1,579.4	1,460.7
Deferred tax assets, net	108.4	95.3
Customer warrant	7.2	19.2
Restricted cash	21.5	21.0
Other assets	106.1	91.1
Goodwill	285.8	285.3
Intangible assets	43.4	46.7
Total assets	$3,592.3	$3,566.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt and capital leases	$45.9	$32.2
Accounts payable	280.0	219.3
Accrued liabilities	87.6	106.8
Contingent consideration related to acquisition of SunEdison	82.1	-
Accrued wages and salaries	38.1	39.2
Customer deposits	61.1	83.6
Income taxes payable	46.1	28.0
Total current liabilities	640.9	509.1
Long-term debt and capital leases, less current portion	413.4	384.4
Pension and post-employment liabilities	46.8	46.6
Deferred revenue	119.2	106.3
Other liabilities	182.4	313.3
Total liabilities	1,402.7	1,359.7

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock	2.4	2.4
Additional paid-in capital	535.6	507.4
Retained earnings	2,083.3	2,079.1
Accumulated other comprehensive (loss) income	(25.8)	33.0
Treasury stock	(453.6)	(453.3)
Total MEMC stockholders' equity	2,141.9	2,168.6
Noncontrolling interests	47.7	38.2
Total stockholders' equity	2,189.6	2,206.8
Total liabilities and stockholders' equity	$3,592.3	$3,566.5

MEMC ELECTRONIC MATERIALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; In millions)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$15.4	$(9.1)	$(0.4)	$6.3	$0.8
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	38.6	37.5	28.9	76.1	57.3
Stock-based compensation	18.1	10.9	9.0	29.0	18.2
Decline (increase) in fair value of warrant	6.8	5.3	(10.1)	12.1	(10.0)
Change in accounts receivable	(14.3)	(94.1)	(3.3)	(108.4)	20.2
Working capital and other	54.2	(60.6)	(7.7)	(6.4)	(84.7)
Net cash provided by (used in) operating activities	118.8	(110.1)	16.4	8.7	1.8

Cash flows from investing activities:
Proceeds from sale and maturities of investments	138.8	8.0	76.6	146.8	114.3
Purchases of cost and equity method investments	(10.0)	-	(10.9)	(10.0)	(10.9)
Proceeds from return of equity method investment	77.6	-	-	77.6	-
Capital expenditures	(94.9)	(46.2)	(45.5)	(141.1)	(98.7)
Construction of solar energy systems	(66.8)	(44.9)	-	(111.7)	-
Restricted cash	10.4	(4.4)	-	6.0	-
Payments to vendors for deposits and loans	(28.0)	-	-	(28.0)	-
Cash received from net investment hedges	12.4	6.1	-	18.5	-
Other	2.7	-	-	2.7	0.1
Net cash provided by (used in) investing activities	42.2	(81.4)	20.2	(39.2)	4.8

Cash flows from financing activities:
Net repayments of customer deposits
related to long-term supply agreements	(0.1)	(27.6)	(44.1)	(27.7)	(80.1)
Principal payments on long-term debt	(2.7)	(0.3)	(3.2)	(3.0)	(3.2)
Proceeds from financing and capital lease obligations	33.8	72.8	-	106.6	-
Repayments of financing and capital lease obligations	(12.2)	(3.6)	-	(15.8)	-
Common stock repurchased	(0.3)	-	-	(0.3)	(15.8)
Proceeds from issuance of common stock	-	-	0.4	-	0.5
Proceeds from non-controlling interests	4.3	5.4	-	9.7	-
Excess tax benefits from stock-based compensation arrangements	-	-	0.2	-	0.2
Debt financing fees	(2.4)	(6.6)	-	(9.0)	-
Net cash provided by (used in) financing activities	20.4	40.1	(46.7)	60.5	(98.4)

Effect of exchange rate changes on cash and cash equivalents	(6.3)	(3.4)	1.6	(9.7)	(6.6)

Net increase (decrease) in cash and cash equivalents	175.1	(154.8)	(8.5)	20.3	(98.4)
Cash and cash equivalents at beginning of period	477.9	632.7	898.4	632.7	988.3
Cash and cash equivalents at end of period	$653.0	$477.9	$889.9	$653.0	$889.9

MEMC ELECTRONIC MATERIALS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited; In millions)

SUMMARY OF GAAP DEBT OUTSTANDING		June 30,
		2010
		Consolidated

Materials Business - Japanese bank debt		$23.7
SunEdison - debt		4.0
SunEdison - non-recourse system financing debt and capital lease obligations		431.6
Total		$459.3

NON-GAAP RECONCILIATION OF FREE CASH FLOW	Three Months Ended
	June 30,	June 30,
	2010	2009

Net cash provided by operating activities	$118.8	$16.4

Capital expenditures	(94.9)	(45.5)
Construction of solar energy systems	(66.8)	-
Proceeds from financing and capital lease obligations	33.8	-
Repayments of financing and capital lease obligations	(12.2)	-
Free cash flow	$(21.3)	$(29.1)

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting and reporting. In addition to reporting financial results in accordance with GAAP, we have provided a non-GAAP financial measure for free cash flow which we believe is useful to help investors better understand the capital intensity of our business, including our project financing operations. In addition to other key performance indicators, we evaluate the performance of the solar project business on the cash generation abilities of the projects, which a majority are financed at the inception of the leases, resulting in a gain on sale that is deferred and not immediately included in net income. Any non-GAAP measure should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings.